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As filed with the Securities and Exchange Commission on January 26, 2006
Post-Effective Amendment No. 1 to the Registration Statement No. 333-111687

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Amphenol Corporation
(Exact name of registrant
as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2785165 (I.R.S. Employer Identification Number)

358 Hall Avenue
Wallingford, Connecticut 06492
(203) 265-8900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Edward C. Wetmore, Esq.
Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
(203) 265-8900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
 John B. Tehan, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000

        Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF SECURITIES

        On January 2, 2004, the Registrant filed a Registration Statement on Form S-3 (Registration No. 333-111687) (the "Registration Statement") with the U.S. Securities and Exchange Commission, for the issuance and sale of shares of Class A Common Stock.

        Pursuant to the undertaking made by the Registrant as required by Item 512(a)(3) of Regulation S-K, the Registrant files this Post-Effective Amendment No. 1 to the Registration Statement and hereby deregisters all securities registered that remain unsold pursuant to the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-111687 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wallingford, State of Connecticut, on the 26th day of January, 2006.

AMPHENOL CORPORATION Registrant
By:
/s/ DIANA G. REARDON
	Name:	Diana G. Reardon
	Title:	Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 26th day of January, 2006 by the following persons in the capacities indicated.

	Signature	Title
By:
	/s/ MARTIN H. LOEFFLER Martin H. Loeffler	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)
By:
	/s/ DIANA G. REARDON Diana G. Reardon	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
By:
	/s/ EDWARD G. JEPSEN Edward G. Jepsen	Director
By:
	/s/ ANDREW E. LIETZ Andrew E. Lietz	Director
By:
	/s/ DEAN H. SECORD Dean H. Secord	Director
By:
	/s/ JOHN R. LORD John R. Lord	Director
By:
	/s/ RONALD P. BADIE Ronald P. Badie	Director
By:
	/s/ STANLEY L. CLARK Stanley L. Clark	Director

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DEREGISTRATION OF SECURITIES
SIGNATURES